Exhibit 10.4

COLLATERAL PLEDGE AGREEMENT

This Collateral Pledge Agreement (“Agreement”) dated May 31, 2007, is made by QUALMAX, INC., a Delaware corporation having its principal place of business at 340 West Fifth Avenue, Eugene, OR 97401 (“Pledgor”) in favor of P&S SPIRIT, LLC, a Nevada limited liability company, having its principal office at 2700 Lighthouse Point East, Suite 626, Baltimore, MD 21224 (“Secured Party”).

Background

A.           To induce Secured Party to extend credit to New World Brands, Inc., a Delaware corporation and a subsidiary of Pledgor  (sometimes herein referenced as “Borrower,”) as evidenced by that certain Credit Line and Security Agreement dated as of even herewith between Secured Party and Borrower (as amended, restated, supplemented, or replaced from time to time, the “Loan Agreement”), and that certain Credit Line Note in the principal face amount of One Million Fifty Thousand Dollars ($1,050,000.00) from Borrower payable to the order of the Secured Party, Pledgor executes and delivers this Agreement to Secured Party.  All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Loan Agreement.

B.           This Agreement is given and is intended to provide additional security for the Obligations.

NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor, intending to be legally bound hereby, covenants and agrees as follows:

1.  Pledgor, for the purpose of granting a continuing lien and security interest, does hereby assign, pledge, hypothecate, deliver and set over to Secured Party, its successors and assigns, the investment properties and other assets described on Schedule I attached hereto and made part hereof, together with any additions, exchanges, replacements, and substitutions therefore, and distributions with respect thereto, and the proceeds thereof, including, without limitation, all of the stock and/or membership interests in the corporations and limited liability companies listed on Schedule I attached hereto, whether now owned or hereafter acquired by Pledgor or in which Pledgor now or hereafter has any rights, options or warrants, together with any certificates representing such interest and all rights (but none of the obligations) under or arising out of the applicable organizational documents of such corporation and/or limited liability company (collectively, the “Pledged Collateral”).

2.  The pledge and security interest described herein shall continue in effect to secure all Obligations from time to time incurred or arising unless and until all Obligations have been indefeasibly paid and satisfied in full.

3.  Pledgor hereby represents and warrants that:

(a)  Except as pledged herein and except as provided in Section 23 of this Agreement, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Pledged Collateral in any manner whatsoever and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options;

(b)  Pledgor has the full capacity to execute, deliver, and perform under this Agreement and to pledge the Pledged Collateral hereunder;

(c)  This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not create any default under any agreement, undertaking or obligation of Pledgor;

(d)  The Pledged Collateral has been duly and validly authorized and issued by the issuer thereof and such Pledged Collateral is fully paid for and non-assessable;

(e)  Pledgor is pledging hereunder all of the Pledgor’s interest and ownership in all the entities listed on Schedule I attached hereto;

(f)  Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party all stock certificate, representing or evidencing the Pledged Collateral in the corporations listed on Schedule I, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Secured Party in accordance with the terms hereof;

(g)  Pledgor hereby confirms that Secured Party is authorized to file all UCC-1 financing statements that are required under the UCC (as defined below) to perfect any security interest granted hereunder;

(h)  Pledgor has delivered to each corporation and limited liability company on Schedule I attached hereto, a Pledge Instruction, substantially in the form of Exhibit A attached hereto, and has caused such corporation and/or limited liability company to register the security interest granted hereunder on its books and records and to deliver to Secured Party an Acknowledgment of Registration Statement, substantially in the form of Exhibit B attached thereto; and

(i)  Pledgor will not permit any limited liability company identified on Schedule I to certificate any of its membership interest or “opt into” Article 8 of the Uniform Commercial Code.

4.  If an Event of Default occurs that is continuing beyond any applicable cure period  under the Loan Agreement then Secured Party may, at its sole option, exercise from time to time with respect to the Pledged Collateral any and/or all rights and remedies available to it hereunder, under Article XI of the Loan Agreement and/or under the Uniform Commercial Code as adopted from time to time in the State of  Maryland (“UCC”), or otherwise available to it, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Secured Party or its nominee may become the purchaser at any such sale(s).

5.  (a)           In addition to all other rights granted to Secured Party herein or otherwise available at law or in equity, Secured Party shall have the following rights, each of which may be exercised at Secured Party’s sole discretion (but without any obligation to do so), at any time following the occurrence of an Event of Default under the Loan Agreement, without further consent of Pledgor: (i) transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Pledged Collateral pursuant to the UCC or pursuant to any other applicable law; (ii) vote the Pledged Collateral; (iii) notify the persons obligated on any of the Pledged Collateral to make payment to Secured Party of any amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same.  Secured Party may proceed against the Pledged Collateral, or any other collateral securing the Obligations, in any order, and against Pledgor, as Borrower, and any other obligor, jointly and/or severally, in any order to satisfy the Obligations.  Pledgor waives and releases any right to require Secured Party to first collect any of the Obligations secured hereby from any other collateral of Pledgor, as Borrower, or any other party securing the Obligations under any theory of marshalling of assets, or otherwise.  All rights and remedies of Secured Party are cumulative, not alternative.

(b)  Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact, subject to the terms hereof, following the occurrence of an Event of Default under the Loan Agreement, at Secured Party’s option: (i) to effectuate the transfer of the Pledged Collateral on the books of the issuer thereof to the name of Secured Party or to the name of Secured Party’s nominee, designee or assignee; (ii) to endorse and collect checks payable to Pledgor representing distributions or other payments on the Pledged Collateral; and (iii) to carry out the terms and provisions hereof.

6.  The proceeds of any Pledged Collateral received by Secured Party at any time, whether from the sale of Pledged Collateral or otherwise, may be applied to or on account of the Obligations and in such order as Secured Party may elect.  In addition, Secured Party may, in its discretion, apply any such proceeds to or on account of the payment of all reasonable costs, fees and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by Secured Party.

7.  Pledgor recognizes that Secured Party may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (“Securities Act”) and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor agrees that any such private sale may be at prices and on terms less favorable to Secured Party or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately.  Pledgor agrees that Secured Party has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

8.  In the event that any reclassification, readjustment, conversion into common stock, or other change is made or declared in the capital structure of any entity listed on Schedule I attached hereto or Pledgor acquires or in any other manner receives additional shares or interests in any such corporation and/or limited liability company, or any option included within the Pledged Collateral is exercised, any and all new, substituted or additional interest, or other securities, issued by reason of any such change or exercise, shall be delivered to and held by Secured Party under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder.  No distribution may be paid to or retained by Pledgor unless expressly permitted in the Loan Agreement.

9.  So long as no Default or Event of Default has occurred under the Loan Agreement, and, until Secured Party notifies Pledgor in writing of the exercise of its rights hereunder, Pledgor shall retain the sole right to vote the Pledged Collateral and exercise all rights of ownership with respect to all corporate or company questions for all purposes not inconsistent with the terms hereof.

10.  Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Secured Party in the Pledged Collateral against other parties.  Secured Party shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Secured Party or Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Pledged Collateral.  Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Pledged Collateral.

11.  To the extent Secured Party is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Pledged Collateral, Pledgor agrees that ten (10) days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.  Pledgor further recognizes and agrees that if the Pledged Collateral, or a portion thereof, threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgor shall not be entitled to any prior notice of sale or other intended disposition.

12.  Pledgor shall indemnify, defend and hold harmless Secured Party, its managers, members, officers, employees, agents, representatives, accountants, attorneys, and their respective successors and assigns, from and against any and all claims, losses and liabilities resulting from any breach by Pledgor of Pledgor’s representations and covenants under this Agreement.

13.  For purposes hereof, Pledgor hereby waives notice of (a) acceptance of this Agreement, (b) the existence and incurrence from time to time of any Obligations under the Loan Agreement, (c) the existence of any Event of Default, the making of demand, or the taking of any action by Secured Party under the Loan Agreement and (d) demand and default hereunder.

14.  Pledgor hereby consents and agrees that Secured Party may at any time or from time to time pursuant to the Loan Agreement (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all Obligations, (b) supplement, amend, restate, supersede, or replace the Loan Agreement or any other Loan Documents, (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Loan Agreement, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Loan Agreement, (e) settle, compromise or grant releases for any Obligations and/or any person or persons liable for payment of any Obligations, (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the Obligations and (g) apply any and all payments received from any source by Secured Party at any time against the Obligations in any order as Secured Party may determine; all of the foregoing in such manner and upon such terms as Secured Party may determine and without notice to or further consent from Pledgor and without impairing or modifying the terms and conditions of this Agreement which shall remain in full force and effect.

15.  This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for, or delay in enforcing or failure to enforce, performance or payment of Pledgor’s Obligations, (b) any failure, neglect or omission on Secured Party’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Loan Agreement, (e) the existence of nonexistence of any defenses which may be available to Borrower with respect to the Obligations, or (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Borrower.

16.  Pledgor covenants and agrees that Pledgor shall not, without the prior written consent of Secured Party, sell, encumber or grant any lien, security interest or option on or with respect to any of the Pledged Collateral.

17.  Pledgor hereby authorizes and instructs each issuer of the Pledged Collateral to comply with any instruction received by it from Secured Party in writing that states that an Event of Default has occurred and  without any other or further instructions from Pledgor, and Pledgor agrees that each such issuer shall be fully protected in so complying.

18.  Any failure of or delay by Secured Party to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.

19.  This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by Pledgor and Secured Party.

20.  This Agreement, and all matters arising out of or relating to this Agreement, is made in and shall be governed by and construed in accordance with the laws of the State of Maryland, and the provisions hereof shall be deemed severable in the event of the invalidity of any provision.  Pledgor irrevocably consents to the exclusive jurisdiction of the any state or federal court in the State of Maryland in any and all actions and proceedings whether arising hereunder or in connection herewith.  Pledgor irrevocably agrees to service of process by certified mail, return receipt requested to the address set forth on the signature page hereto unless Pledgor otherwise notifies Secured Party in accordance with the terms hereof of a change in such address.

21.  All communications which Secured Party may provide to Pledgor herein shall be sent to Pledgor at the address set forth in the Loan Agreement, and will be delivered in the same fashion as Section 13.4 of the Loan Agreement.

22.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

23.  Secured Party, in its capacity as Secured Party under that Certain Collateral Pledge Agreement dated March 29, 2007 between Pledgor and Secured Party (the “First Pledge”) securing the Obligations described therein (herein, the “First Lien Collateral Agent”) under that certain Collateral Pledge Agreement dated March 29, 2007 between Pledgor and Secured Party (the “First Pledge”) securing the Obligations therein described (herein, the “First Pledge Obligations”)  agrees to hold the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being the “Pledged Collateral”) as collateral agent  and as bailee for Secured Party (such bailment being intended, among other things, to satisfy the requirements of Section 8-301 and 9-313 of the Uniform Commercial Code) and any assignee solely for the purpose of perfecting the  pledge and security interest granted under this Agreement. Upon the discharge of First Pledge Obligations, the First Lien Collateral Agent shall be deemed to have delivered the Pledged Collateral (if any) together with any necessary endorsements, to Secured Party.

24.  PLEDGOR AND SECURED PARTY EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE LOAN AGREEMENT, THE OBLIGATIONS OR THE PLEDGED COLLATERAL.

25.  SPECIAL OREGON NOTICE.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO (1) LOAN MONEY, (2) EXTEND CREDIT, (3) MODIFY OR AMEND ANY TERMS OF LOAN DOCUMENTS, (4) RELEASE ANY GUARANTOR, (5) FOREBEAR FROM ENFORCING REPAYMENT OF ANY LOAN OR THE EXERCISE OF ANY REMEDY UNDER LOAN DOCUMENTS, OR (6) MAKE ANY OTHER FINANCIAL ACCOMMODATION PERTAINING TO ANY LOAN ARE ALL UNENFORCEABLE UNDER OREGON LAW.

 [SIGNATURE TO FOLLOW ON SEPARATE PAGE]

IN WITNESS WHEREOF, this Collateral Pledge Agreement has been executed and delivered as of the date first set forth above.

                QUALMAX, INC.,
                a Delaware corporation

                By: /s/ M. David Kamrat________________________________

                Print Name: M. David Kamrat__________________________

                Title: CEO_______________________________

EXHIBIT A
Pledge Instruction

BY THIS PLEDGE INSTRUCTION, dated as of the ___ day of May, 2007, Qualmax, Inc. (“Pledgor”), hereby instructs New World Brands, Inc. (“Company”), to register a pledge and security interest in, of and to all of the Pledgor’s right, title and interest in Company now and hereafter owned by the Pledgor (“Interests”) in favor of P&S Spirit, LLC (“Secured Party”).

1.  Pledge Instructions.  Company is hereby instructed by the Pledgor to register all of the Pledgor’s right, title and interest in and to all of the Pledgor’s Interests as subject to a pledge and security interest in favor of Secured Party who, upon such registration of pledge, shall become a registered pledgee of the Interests with all rights incident thereto.

2.  Acknowledgment of Registration Statement.  Company is hereby instructed by Pledgor to promptly inform Secured Party of the registration of the pledge by sending an Acknowledgment of Registration Statement, substantially in the form of Exhibit B attached hereto, to Secured Party at the address of 2700 Lighthouse Point East, Suite 626, Baltimore, MD 21224, Attention:  [__________________] with a copy to Pledgor at its address set forth in the Collateral Pledge Agreement.

3.  Warranties of the Pledgor.  Pledgor hereby warrants that Pledgor has the power to originate this instruction.

IN WITNESS WHEREOF, Pledgor has caused this Pledge Instruction to be duly executed and delivered as of the date first above written.

                QUALMAX, INC.

                By:___________________________________

                Print Name:_____________________________

                Title:__________________________________

EXHIBIT B
Acknowledgment of Registration Statement

THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ISSUANCE.  DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

Qualmax, Inc.
340 West Fifth Avenue
Eugene, OR  97401
Attention:  __________________

P&S Spirit, LLC
2700 Lighthouse Point East
Suite 626
Baltimore, MD 21224
Attention:  Selvin Passen, M.D.
Telephone:  (410) 327-9650
FAX:  (410) 327-9656

On the 31st day of May, 2007, the undersigned (“Company”), caused the pledge of all of the interests in the Company owned by Qualmax, Inc., which as of the date hereof is Certificate # 2, evidencing 100 shares of the Series A preferred convertible stock in New World Brands, Inc., in favor of P&S Spirit, LLC, to be registered on the books and records of Company.  To the knowledge of undersigned (including, without limitation, any information which may appear on the undersigned’s books and records) there are no other liens, restrictions or adverse claims to which the interests identified herein are, or may be subject, as of the date hereof.

                NEW WORLD BRANDS, INC.

                By: /s/ M. David Kamrat___________________________________

                Name: M. David Kamrat_________________________________

                Title: CEO__________________________________

SCHEDULE I

Pledged Collateral

The following Pledged Collateral is hereby pledged by Pledgor to Secured Party pursuant to the Collateral Pledge Agreement to which this Schedule is attached:

A.	Pledged Corporation

Name of Entity	State of Formation	Number of Shares Pledged	Certificate #	Category of Stock Interests	Owner of Interest
New World Brands, Inc.	DE	100		Common	Pledgor

B.	Pledged Membership Interests - None